UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

June 23, 2020

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Columbia Overseas Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “Templeton NVIT International Value Fund.”

Specifically, Nationwide Fund Advisors recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Columbia Management Investment Advisers, LLC to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Templeton Investment Counsel, LLC as the Fund’s subadviser. These changes became effective on April 20, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until October 31, 2020. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 866-619-8564.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Columbia Overseas Value Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Templeton NVIT International Value Fund.” All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of June 5, 2020, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective April 20, 2020, Columbia Management Investment Advisers, LLC (“Columbia”) began serving as the subadviser to the Fund, following the termination of Templeton Investment Counsel, LLC (“Templeton”), the Fund’s previous subadviser.

Columbia is independent of NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Columbia is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Columbia, located at 225 Franklin Street, Boston, MA 02110, as the new subadviser to the Fund. The Board approved the appointment of Columbia as the subadviser to the Fund on March 11, 2020, and Columbia began serving as the subadviser to the Fund on April 20, 2020, following the termination of Templeton. The factors considered by the Board in making its decision to approve Columbia as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek to maximize total return consisting of capital appreciation and/or current income. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities issued by companies that are located in, or that derive at least 50% of their earnings or revenues from, a number of countries around the world other than the United States, including companies located in emerging market countries. Templeton incorporated a bottom-up, value-oriented, long-term approach, focusing on the market price of a company’s securities relative to Templeton’s evaluation of the company’s long-term earnings, asset value and cash flow potential.

Templeton had been the Fund’s subadviser since its inception in March 2009. NFA observed that the strategy employed by Templeton required a particular market environment to perform well relative to the Fund’s benchmark index and category peers. Under Templeton, the Fund had underperformed its benchmark and peers, and, in light of continuing low interest rates and low rates of growth outside the United States, NFA was uncertain when a market environment favorable to Templeton’s strategy might develop.

For the foregoing reasons, NFA determined to replace Templeton as the Fund’s subadviser and instead select a new subadviser that could manage the Fund with an investment style that had demonstrated the ability to perform well in different market environments and that would continue to include, yet limit, the amount of emerging markets exposure. Therefore, NFA recommended to the Board in March 2020 that Templeton be terminated as the Fund’s subadviser, and the Board approved the termination at that time based on NFA’s recommendation.

COLUMBIA

NFA recommended to the Board that Columbia be appointed to serve as the Fund’s subadviser in place of Templeton. NFA recommended that Columbia be appointed based on an analysis of the application of Columbia’s overseas value strategy that aims to deliver an economically meaningful level of outperformance consistently throughout the market cycle. Columbia seeks stocks that are inexpensive on a broad number of metrics, with strong business fundamentals and shareholder-friendly management. Columbia considers the macroeconomic environment during the buy and sell process, which allows it to strategically position the portfolio to benefit from or protect against changes in that environment. This may help to provide downside protection and more consistent returns over time.

To meet the Fund’s objective, Columbia invests at least 80% of the Fund’s net assets in equity securities issued by companies that are located in, or that derive at least 50% of their earnings or revenues from, a number of countries around the world other than the United States, including companies located in emerging market countries. These foreign companies typically have market capitalizations greater than $1 billion at the time of purchase. The Fund typically invests in foreign companies in at least three countries, other than the United States, and may have significant investments in one or more countries or in particular sectors. The Fund has limits on the percentage of its total assets that can be invested in a single security, a single country or industry, and in emerging market countries, that are applied at the time the investment is made. The Fund may use derivatives, such as forwards, futures, and options, for both hedging and non-hedging purposes. To execute this strategy, Columbia employs an investment process combining fundamental analysis with risk management to identify value stocks and construct the Fund’s portfolio.

NFA selected Columbia’s investment strategy because NFA believes it: (1) is consistent with the Fund’s investment objective; and (2) has the potential to improve the strength and consistency of the Fund’s performance, particularly during different types of market environments.

The Fund is managed by Fred Copper, CFA and Daisuke Nomoto, CMA (SAAJ), who are jointly responsible for the day-to-day portfolio management of the Fund.

Mr. Copper is the lead and senior portfolio manager on the Overseas Value Team for Columbia Threadneedle Investments. He has been employed by Columbia since 2005.

Mr. Nomoto is a senior portfolio manager on the Overseas Value Team for Columbia Threadneedle Investments. He has been employed by Columbia since 2005.

Based on the foregoing considerations, NFA recommended to the Board that Columbia be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on March 11, 2020, the Board, of which eight of the nine members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Columbia as the subadviser to the Fund. The Trustees were provided with detailed materials related to Columbia in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Columbia as the Subadviser. The Board considered information provided to them as to the services to be provided by Columbia under the subadvisory agreement, including information relating to Columbia’s investment strategy and process for the Fund. The Board also considered the experience of the investment personnel of Columbia who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of Columbia in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered that the subadvisory fee rate that NFA would pay to Columbia with respect to the Fund would be lower than the rate at which NFA previously paid subadvisory fees to Templeton.

Profitability; Fallout Benefits. No information was presented to the Board regarding Columbia’s expected profitability as a result of the subadvisory agreement. The Board reviewed information regarding the expected profitability of NFA with respect to the Fund.

Terms of the Subadvisory Agreement. The Board noted that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on these and other considerations, none of which was individually determinative of the outcome, and after discussion and consideration among themselves, and with NFA, Trust counsel, and independent legal counsel, the Trustees, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Columbia, dated March 12, 2020 (the “Agreement”), was approved by the Board, including the Independent Trustees, on March 11, 2020. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with Templeton. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2022, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Columbia. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to the subadviser (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will not change due to the change in subadviser and based on the overall assets of the Fund.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to the subadviser and for overseeing and reviewing the performance of the subadviser. The subadviser is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, the subadviser is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers the subadviser selects and to negotiate commissions to be paid on such transactions. In doing so, the subadviser is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, the subadviser and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

The subadviser is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of the subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify the subadviser for any liability and expenses which may be sustained by the subadviser as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that the subadviser establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits the subadviser to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between the subadviser and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT COLUMBIA

Columbia is located at 225 Franklin Street, Boston, MA 02110. The following table sets forth the names and principal occupations of the principal executive officers of Columbia. The address of each person listed below is 225 Franklin Street, Boston, MA 02110.

Name	Title
William F. Truscott	Chairman of the Board and President
Colin Moore	Member, Board of Governors, Executive Vice President and Global Chief Investment Officer
Colin J. Lundgren	Managing Director and Global Head of Fixed Income
Lee A. Faria	Vice President and Chief Compliance Officer
Paul B. Goucher	Chief Legal Officer, Vice President and Assistant Secretary
Stephen J. Harasimowicz	Senior Vice President and Global Head of Trading
William J. Landes	Head of North America Institutional Sales and Global Head of Investment Solutions
Melda Mergen	Managing Director and Deputy Global Head of Equities
Scott E. Couto	Member, Board of Governors, Executive Vice President and Head of North America
Michael G. Clarke	Vice President, Head of North American Operations and Co-Head of Global Operations
Jonathan C. Cleasby	Member, Board of Governors, Vice President and Chief Financial Officer

Columbia is an independent investment advisory firm registered with the SEC.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2019, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 4, 2019. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of June 5, 2020, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of June 5, 2020, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of June 5, 2020, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Columbia as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the

Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Columbia, nor do any such Officers or Trustees own securities issued by Columbia or have any other material direct or indirect interest in Columbia.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 866-619-8564.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

June 23, 2020

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Columbia (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund)
0.37% on Subadviser Assets of up to $100 million;
0.35% on Subadviser Assets of $100 million and more but less than $200 million;
0.33% on Subadviser Assets of $200 million and more but less than $300 million;
0.31% on Subadviser Assets of $300 million and more but less than $400 million; and
0.30% on Subadviser Assets of $400 million and more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund)	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2019. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund)	$1,421,894
C-1

EXHIBIT D

OUTSTANDING SHARES

As of June 5, 2020, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Columbia Overseas Value Fund – Class I	19,810,456.240
NVIT Columbia Overseas Value Fund – Class II	None
NVIT Columbia Overseas Value Fund – Class Y	None
D-1

EXHIBIT E

5% SHAREHOLDERS

As of June 5, 2020, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Columbia Overseas Value Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	19,022,530.135	96.02%
NVIT Columbia Overseas Value Fund – Class II
N/A
NVIT Columbia Overseas Value Fund – Class Y
N/A

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Columbia Overseas Value Fund
(formerly, Templeton NVIT International Value Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 23, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Columbia Overseas Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “Templeton NVIT International Value Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Columbia Overseas Value Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Columbia Management Investment Advisers, LLC to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Templeton Investment Counsel, LLC as the subadviser to the Fund. This change became effective on April 20, 2020. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of June 5, 2020, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about July 17, 2020. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until October 31, 2020. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 866-619-8564.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.